Exhibit (p)(3)

MIRAE ASSET GLOBAL INVESTMENT MANAGEMENT LIMITED (BRAZIL)

CODE OF ETHICS PERTAINING TO U.S. CLIENTS

I.

Introduction

As an investment adviser registered with the U.S. Securities and Exchange Commission that advises or sub-advises clients domiciled in the United States, including a U.S. registered investment company (each, a “U.S. Client”), Mirae Asset Global Investment Management Limited (Brazil) (the “Company”) must adopt a Code of Ethics in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”) and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) (together, the “Rules”).  The Rules are described more fully in § 9.1 of the Company Compliance Manual.

This Code of Ethics Pertaining to U.S. Clients (the “U.S. Code of Ethics”) has been adopted by the Company in compliance with the Rules.  All Company employees who are involved with the provision of advisory services to any U.S. Client or who have access to nonpublic information regarding Securities transactions or recommendations for any U.S. Client, including temporary employees, certain contractors to be identified by the Company’s Chief Compliance Officer (the “CCO”) and staff who are on secondment or assignment to Brazil (each, a “Covered Employee”) must comply with the U.S. Code of Ethics.1  The Company will provide each Covered Employee with a copy of the U.S. Code of Ethics and all subsequent amendments.  Each Covered Employee must provide written acknowledgement to the CCO of his or her initial receipt and review of the U.S. Code of Ethics, his or her annual review of the U.S. Code of Ethics and his or her receipt and review of any subsequent amendments to the Code of Ethics.

The Company and its employees also must comply with a separate Code of Ethics required in accordance with Brazilian securities laws.  In case of a conflict between provisions of the two Codes of Ethics, the more restrictive provision shall govern.

The Company serves as sub-adviser to the Mirae Asset Discovery Funds, a U.S. registered investment company (the “Trust”).  The CCO shall provide to the Chief Compliance Officer of the Trust (and any other U.S. registered investment company advised or sub-advised by the Company) an Annual Certification regarding the Company’s adoption of procedures to prevent Covered Employees from violating the U.S. Code of Ethics.

II.

Acknowledgement of Receipt

Each Covered Employee must (i) acknowledge receipt of the U.S. Code of Ethics and any subsequent amendment thereto on the form attached as Appendix IV and (ii) promptly return the signed form to the CCO.

III.

Standards of Business Conduct

Set forth in Appendix 7 of the Company Compliance Manual is a Code of Business Conduct that sets high standards for the business conduct of Company employees.  In addition to requiring observance of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission, the Company requires of its employees the following:  (i) open and transparent relationships between employees and clients, (ii) maintenance of the highest standards of integrity, the exercise of due skill, care and diligence in the best interests of clients, (iii) compliance with the letter and spirit of the laws, rules and practices that guide and govern the Company around the world, and (iv) the reporting to appropriate Company personnel of any illegal or unethical activities, including violations of the applicable Codes of Ethics.

Additionally, the Company and its employees owe a “fiduciary duty” to the Company’s clients, which means that the Company and its employees must not put their interests above the interests of the Company’s clients (see § 5.3 of the Company Compliance Manual).  All personal securities transactions by Covered Employees must be effected in a manner consistent with the Company’s fiduciary duty to its clients and in compliance with the U.S. Code of Ethics.  All Covered Employees must comply with all U.S. Federal Securities Laws2 and internal procedures related to the employee personal account.

In discharging the Company’s duties to its clients, the Company and its employees must not act or behave in any manner or engage in any activity that (i) creates even the suspicion or appearance of the misuse of material non-public information (“MNPI”), (ii) gives rise to, or appears to give rise to, any breach of fiduciary duty owed to its clients or (iii) creates any actual or potential undisclosed conflict of interest, or even the appearance of an undisclosed conflict of interest, between any client, on the one hand, and the Company or its employees, on the other hand.

1   The CCO shall compile and update as necessary a list of Covered Employees.  A list of Covered Employees (current as of            ) is attached as Appendix III.

2   “Federal Securities Laws” include the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 (the “1940 Act”), the Investment Advisers Act of 1940 (the “Advisers Act”), Title V of the Gramm-Leach-Bliley Act,  the Bank Secrecy Act as it applies to funds and investment advisers and any rules adopted thereunder by the U.S. Securities and Exchange Commission (the “SEC”) or the U.S. Department of the Treasury.

IV.

Reporting Violations and Annual Compliance Certifications

A.

Reporting Violations

Each Covered Employee is required by law to notify promptly the CCO in the event the Covered Employee knows, or has reason to believe, that he or she or any other Covered Employee has violated any provision of the U.S. Code of Ethics.

If a Covered Employee knows or has reason to believe that the CCO has violated any provision of the U.S. Code of Ethics, the employee promptly must notify the COO (Chief Operating Officer), who is required to notify the Chief Compliance Officer of Mirae Asset Global Investments (USA) LLC (“Mirae USA”) and the Chief Compliance Officer of the Trust (or any other U.S. registered investment company advised or sub-advised by the Company).

B.

Covered Employee Certificate of Compliance

Each Covered Employee must certify in writing within 30 days of the end of each calendar year in the form attached hereto as Appendix V that he or she has:  (a) read the U.S. Code of Ethics, including any amendments thereto, and understood it; (b) complied with the U.S. Code of Ethics requirements during the past year; (c) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the U.S. Code of Ethics; and (d) reported all violations of the U.S. Code of Ethics and the Federal Securities Laws to the CCO.  Any retaliatory action taken against any Covered Employee who reports a violation or a suspected violation of the U.S. Code of Ethics is itself a violation of the U.S. Code of Ethics and cause for appropriate disciplinary action.

V.

Personal Trading Restrictions and Reporting

A.

Prohibitions and Restrictions

The Rules make it unlawful for any Covered Employee, in connection with the purchase or sale, directly or indirectly, by the Covered Employee of a security held or to be acquired by the Trust (or any other U.S. registered investment company advised or sub-advised by the Company):

1.

To employ any device, scheme or artifice to defraud the Trust;

2.

To make any untrue statement of a material fact to the Trust or omit to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;

3.

To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

4.

To engage in any manipulative practice with respect to the Trust.

Each Covered Employee must comply with the prohibitions and restrictions on personal trading contained in § 8.1 of the Company Compliance Manual.

B.

Initial Public Offerings and Limited Offerings

As set forth in the Company Compliance Manual, no Covered Employee may acquire any direct or indirect beneficial ownership in any stock (which includes securities in an “initial public offering,” as defined in the Federal Securities Laws).  Further, the Rules require that a Covered Employee may not acquire any direct or indirect beneficial ownership in any Security in a “limited offering” (as defined in the Federal Securities Laws and commonly known in the United States as a “private placement”), as stated in 8.1 of the Company Compliance Manual.

C.

Reporting

The periodic reporting required in § 8.1 of the Company Compliance Manual generally satisfies the reporting requirements of this section of the U.S. Code of Ethics.

To provide the Company with information to determine with reasonable assurance whether the provisions of the Rules, as applicable, are being observed by its Covered Employees, each Covered Employee must submit the following reports (on the forms attached to the Company Compliance Manual as Appendix 8, Forms 4 and 5) to the CCO showing all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

1.

Initial and Annual Holdings Reports.  The Rules require a Covered Employee to file an Initial Holdings Report no later than 10 days after that person becomes a Covered Employee.  The information must be current as of a date no more than 45 days prior to the date the person becomes an Covered Employee.  A Covered Employee also must submit an Annual Holdings Report within 45 days after the end of each calendar year.  The information must be current as of a date no more than 45 days prior to the date the Annual Holdings Report was submitted.  The Initial and Annual Holdings Reports shall contain the same information.  Each Holdings Report must contain, with respect to each Security, at a minimum:  (i) the name and type of security, and as applicable, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each security in which the Covered Employee has any direct or indirect beneficial ownership; (ii) the name of any broker, dealer or bank with which the Covered Employee maintains an account in which any Securities are held for the Covered Employee’s direct or indirect benefit; and (iii) the date the Covered Employee submits the report.  Form 4 of Appendix 8 to the Company Compliance Manual generally satisfies these reporting requirements.

2.

Quarterly Transaction Reports.  The Rules require a Covered Employee to file a Quarterly Transaction Report no later than 30 days after the end of each calendar quarter.  Quarterly Transaction Reports must contain the following information with respect to each transaction in a Security in which the Covered Employee had, or as a result of the transaction acquired, any direct or indirect beneficial ownership and/or brokerage account established by the Covered Employee in which he or she held any Securities during the quarter:  (i) date of the transaction, the title and as applicable the exchange ticker symbol or CUSIP number, interest date and maturity date, number of shares, and principal amount of each Security involved; (ii) nature of the transaction (i.e., purchase, sale or another type of acquisition or disposition); (iii) the price at which the transaction was effected; (iv) name of broker, dealer or bank with or through whom the transaction was effected; and (v) the date the Covered Employee submits the report.  Form 5 of Appendix 8 to the Company Compliance Manual generally satisfies these reporting requirements.

VI.

Review and Enforcement

A.

Review

The CCO (or his or her delegate) shall from time to time review the reported personal securities transactions of Covered Employees for compliance with the requirements of the U.S. Code of Ethics.

B.

CCO Certificate of Compliance

No less frequently than annually, the CCO shall furnish to the Trust’s Chief Compliance Officer, and the Board of Trustees of the Trust must consider, a written report that:

1.

Describes any issues arising under the U.S. Code of Ethics regarding the Company or its procedures since the last report to the Board, including, but not limited to, information about material violations of the U.S. Code of Ethics or Company procedures and sanctions imposed in response to the material violations; and

2.

Certifies that the Company has adopted procedures reasonably necessary to prevent Covered Employees from violating the U.S Code of Ethics.  A form for this purpose is attached hereto as Appendix II.

C.

Enforcement

1.

If the CCO determines that a material violation of the U.S. Code of Ethics has occurred, he or she promptly shall report the violation to the Chief Compliance Officer of Mirae USA and the Chief Compliance Officer of the Trust.  The CCO and the Chief Compliance Officers of Mirae USA and the Trust shall take such actions as they consider appropriate, including possible imposition of sanctions.

2.

No person shall participate in a determination of whether he or she has committed a violation of the U.S. Code of Ethics or in the imposition of any sanction against himself or herself.  If, for example, a securities transaction of the CCO is under consideration, the COO (Chief Operating Officer) of the Company shall act in all respects in the manner prescribed herein for the CCO.

Appendix I

Definitions

“Beneficial ownership” refers to a direct or indirect pecuniary interest in Securities, the benefits of which are enjoyed, directly or indirectly, by a Covered Employee by reason of any contract, arrangement, understanding, relationship (such as, for example, with that person’s spouse, children or other close familial relationship), agreement or any other direct or indirect pecuniary interest.

A “security held or to be acquired” means:  (1) any security which, within the most recent 15 days: (a) is held by the Trust; or (b) is or has been being or has been considered by the Company for purchase by the Trust; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in clause (1) above.

“Purchase or sale” for purposes of the U.S. Code of Ethics and each Appendix or other form attached hereto includes, among other things, the writing of an option to purchase or sell a security.

“Security” means a Security as defined in Section 2(a)(36) of the 1940 Act, including any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit or on any group or index of securities (including any interest therein or based on the value thereof, or any put, call straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for receipt for, guaranty of, or warrant or right or subscribe to or purchase any of the foregoing.

“Client” means investment funds managed by the SEC registered adviser or sub-adviser.

App. I-1

Appendix II

ANNUAL CERTIFICATION OF THE CHIEF COMPLIANCE OFFICER

The undersigned hereby certifies on behalf of the Company that the Company has adopted procedures that are reasonably necessary to prevent Covered Employees from violating the U.S. Code of Ethics.

Date:

Chief Compliance Officer, Mirae Asset Global Investment Management Limited (Brazil)

App. II-1

Appendix III

LIST OF COVERED EMPLOYEES

Name
1.	26.
2.	27.
3.	28.
4.	29.
5.	30.
6.	31.
7.	32.
8.	33.
9.	34.
10.	35.
11.	36.
12.	37.
13.	38.
14.	39.
15.	40.
16.	41.
17.	42.
18.	43.
19.	44.
20.	45.
21.	46.
22.	47.
23.	48.
24.	49.
25.	50.

App. III-1

Appendix IV

WRITTEN ACKNOWLEDGMENT OF RECEIPT OF U.S. CODE OF ETHICS

To the Chief Compliance Officer:

The undersigned hereby acknowledges receipt of the U.S. Code of Ethics of Mirae Asset Global Investment Management Limited (Brazil) and any current amendment thereto.

Date:

By:

Name:

Title:

App. IV-1

Appendix V

ANNUAL COMPLIANCE CERTIFICATION

To the Chief Compliance Officer:

The undersigned hereby certifies that he or she has:

(a)

read the U.S. Code of Ethics, including any amendments thereto, and understood it;

(b)

complied with requirements of the U.S. Code of Ethics during the past year;

(c)

disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the U.S. Code of Ethics; and

(d)

reported all violations of the U.S. Code of Ethics and the Federal Securities Laws to the Chief Compliance Officer.

Date:

By:

Name:

Title:

App. V-1